UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2009

Home Diagnostics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33027	22-2594392
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2400 NW 55th Court, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-677-9201

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2009, Home Diagnostics, Inc. ("HDI") and Wachovia Bank, National Association ("Wachovia") entered into a Sixth Amended and Restated Revolving Loan Agreement (the "Loan Agreement") and Sixth Amended and Restated Revolving Promissory Note (the "Note"). Wachovia currently provides banking and credit services to HDI.

The Loan Agreement and the Note amend that certain Fifth Amended and Restated Revolving Loan (the "Existing Loan Agreement") and that certain Fifth Amended and Restated Revolving Promissory Note (the "Existing Note"), respectively, each between HDI and Wachovia and dated as of March 20, 2008. As a result of these amendments, HDI's borrowing capacity is now $15,000,000, up from $10,000,000. The Loan is unsecured and expires on April 29, 2010. Borrowings, bear interest interest at LIBOR plus an applicable margin ranging from 1.25% to 2.00%, based on the ratio of Funded Debt to earnings before interest, taxes depreciation and amortization ("EBITDA"), as defined in the Loan Agreement.

The above summary is qualified in its entirety by reference to the copies the Loan Agreement and the Note that are attached to this Current Report on Form 8-K as Exhibit 10.1, of which is incorporated herein. Capitalized terms that are not defined in this Current Report on Form 8-K shall have the meanings ascribed to such term in the Loan Agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No. and Description

10.1 Sixth Amended and Restated Loan Agreement, dated April 30, 2009, by and between Home Diagnostics, Inc. and Wachovia Bank, National Association and related Sixth Amended and Restated Revolving Promissory Note.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Diagnostics, Inc.

May 4, 2009	By:	/s/ Ronald L. Rubin

Name: Ronald L. Rubin
Title: Sr. Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Sixth Amended and Restated Loan Agreement, dated April 30, 2009, by and between Home Diagnostics, Inc. and Wachovia Bank, National Association and related Sixth Amended and Restated Revolving Promissory Note.